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                                                                    EXHIBIT 23.2

                                            December 10, 1999




Medco Research, Inc.
7001 Weston Parkway, Suite 300
Cary, North Carolina 27513

King Pharmaceuticals, Inc.
501 Fifth Street
Bristol, Tennessee 37620


Ladies and Gentlemen:

     We have acted as counsel to Medco Research, Inc. in connection with the Registration Statement on Form S-4 of King Pharmaceuticals, Inc. filed with the Securities and Exchange Commission on December 10, 1999 and hereby confirm to you our opinion set forth under the heading "Federal Income Tax Consequences of the Merger" in the Proxy Statement/Prospectus included in the Registration Statement, subject to the assumptions set forth under such heading.

     We hereby consent to the filing with the Securities and Exchange Commission of this letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                            Very truly yours,